Exhibit 99.1

June 2024 // Investor Presentation

Disclaimer Draft | For Discussion Purposes Only | Strictly Private and Confidential 2 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. This presentation (“Presentation”) has been prepared in connection with an update regarding fiscal year 2023 and first quarter 2024 financial results of PSQ Holdings, Inc. This Presentation does not purport to contain all of the information that may be required to evaluate PublicSquare. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by PublicSquare or any of its affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of PublicSquare, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, PublicSquare or any of its affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this Presentation and any such liability is expressly disclaimed. Safe Harbor Statement This Presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward - looking statements. Such forward - looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward - looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions; however, the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this communication, including, without limitation: (i) the outcome of any legal proceedings that may be instituted against PublicSquare, (ii) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the company’s operations, including the possibility that any of the anticipated benefits of any transaction will not be realized or will not be realized within the expected time period, (iii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in its capital structure, (iv) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (v) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones (vi) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (vii) actual or potential loss of key executives, influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (viii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward - looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Who is PublicSquare? PublicSquare is America’s leading commerce and payments ecosystem that serves customers and businesses that value life, family, and freedom FinTech Draft | For Discussion Purposes Only | Strictly Private and Confidential 3 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Marketplace Brands

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. 1. Please see Non - GAAP Reconciliation in Appendix of this presentation 2. Pro forma for the previously announced Credova acquisition on March 14, 2024 and the $10.0 million insider/affiliate investment approved by shareholders on April 30, 2024 Draft | For Discussion Purposes Only | Strictly Private and Confidential 4 Q1 2024 Highlights (2) Net revenue increased 9.2x while cash flow from operating expenses only rose 2.2x compared to first quarter 2023, showcasing the fact that our business is trending in an incredible fashion towards a profitable and sustainable path of growth Increased net revenue by 817% to $3.5 million compared to the first quarter 2023 Pro forma first quarter net revenue was greater than all of 2023 net revenue. On a proforma basis Q1 net revenue was $6.4 million, including Credova, 12.2% greater than the 2023 PSQH net revenue Increased PublicSquare Marketplace segment revenue by 150 % compared to the first quarter 2023 Marketplace Monthly Average Users (MAU) in Q 1 increased by 314 % compared to the first quarter 2023 EveryLife, our life - affirming baby brand subsidiary contributed over $2.1 million in net revenue for the first quarter 2024, of which 75% was subscription - based Ended the first quarter of 2024, proforma for the previously announced insider/affiliate investment, with $19.3 million in cash, of which $0.2 million was restricted cash Launched PublicSquare Live, a shopping experience where our consumers can meet the founders and creators of PublicSquare businesses, hosted by former QVC host Erin Elmore PublicSquare Live, during its inaugural debut on May 11, 2024, drove the highest total online orders for one day since Marketplace launch, exceeding PublicSquare Black Friday 2023

PublicSquare

The Power of our Segments

Marketplace

The Marketplace segment exists to help consumers "shop their values" and put purpose behind their purchases at tens of thousands of small businesses that represent the American "Main Street".

FinTech

The financial technology segment consists of Credova, a consumer financing and payments company, with a cancel-proof tech-forward platform.

Brands

The Brands segment consists of D2C companies, such as EveryLife, a premium life-affirming baby products company, and Eden a values affirming feminine care brand, as well as SaaS products, such as PSQ Link.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Draft | For Discussion Purposes Only | Strictly Private and Confidential 5

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. 1. Source(s): Americans’ Political Ideology: Gallup (2021) Draft | For Discussion Purposes Only | Strictly Private and Confidential 6 $7 Trillion The Parallel Economy represents the third largest GDP in the world The Power of the Parallel Economy Industry Agnostic A customer dataset that transcends traditional industry vertical silos 100 million Americans within our identified TAM Next Generation Shoppers PublicSquare products and platforms effectively reach the next generation with tech - forward experiences

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Draft | For discussion purposes only | Strictly private and confidential. 7 Marketplace In less than 24 months since our national launch, and with over two million app downloads and 80,000 merchants, PublicSquare has become the pre - eminent marketplace of small businesses that celebrate life, liberty, and freedom.

PublicSquare

PublicSquare

America's Marketplace

PublicSquare provides a marketplace where patriotic consumers can shop from businesses with inspirational stories to tell and high quality products to sell.

- Achieved one million consumer accounts from launch faster than notable platforms like AirBnB, Twitter, and Spotify
- Built a responsive and proprietary codebase for phone, tablet, and desktop
- Employs dynamic content publishing and machine-driven recommendations
- Built custom multi-merchant checkout in a single cart
- Deployed multi-platform commerce with real-time price, promo, and inventory
- Generates revenue through digital advertising, transaction fees, and affiliate agreements
- Built secure wallet for tokenized payment cards


9:41
San Diego
Our Mission
PublicSquare
Search America's Marketplace!
All
Food & Drink
Apparel
Sports & Out
Choona
CHOOSE YOUR NATURE
Choona
CHOONA
1.3k
Promo
Use discount code : PUBLICSQ for 15% off
Shop
About
Shop
Near me
Cart
Account

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Draft | For Discussion Purposes Only | Strictly Private and Confidential 8

PublicSquare

PublicSquare

Coming soon to PublicSquare shoppers and merchants


PublicSquare
Town Hall

- 2A friendly payment processing and Credova financing
- Ability to sell firearms with FFL support
- Streamlined merchant onboarding and self-service
- AI-driven concierge shopping tools
- Subscription support for merchants and owned brands
- PublicSquare gift cards and mission-centered loyalty

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Draft | For Discussion Purposes Only | Strictly Private and Confidential 9

The financial technology segment consists of Credova, a consumer financing and payments company, with a cancel - proof tech - forward platform. Draft | For discussion purposes only | Strictly private and confidential. 10 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Draft | For Discussion Purposes Only | Strictly Private and Confidential 11 Credova is among the most advanced consumer lending platform designed specifically for the shooting sports industry Short duration interest - free options and long duration low interest options Credova’s Audience organically grows by 60,000 to 70,000 unique customers each month, making it among the fastest growing shooting sports database Credova is built on a network of strong 2A friendly banks and lenders, and services over 60% of online gun merchants Equipped to send pre - approvals to marketplace users on demand Our management team is experienced in the industry and knows how to deal with national media and political opposition - - we aren’t going anywhere Credova’s customer base engages and converts at a rate that is more than 2x the BNPL industry average 2024 Outlook • Expanding our market footprint through B2B Financing • Launching Merchant Cash Advance, Branded Credit Cards, and Inventory Facilities • Payments Q2 rollout • Independent token vault that keeps your data safe, and enables us to have multiple processing partners • Simple migration patterns to move stored payment methods and consumer data safely into our vault from other payments companies • Multiple payment and payout options, to assure payments can still be facilitated even if large card issuers or card networks block 2A transactions

PublicSquare

everylife

The Fastest Growing Direct to Consumer Baby Brand in America

- EveryLife achieved 70% QoQ growth with 80% recurring revenue since launch
- EveryLife achieved greater than $6.3 million in sales in less than 10 Months
- Through EveryLife's "Buy For A Cause" program, we have donated over 1.2 million diapers and over 840 thousand wipes since launch
- EveryLife garnered 20M+ impressions on its "Make More Babies" and "Heartbeat" ad campaigns


NEW YORK POST
Elon Musk quoted by pro-life diaper company in new Times Square ad: 'Having children is saving the world'
Having children is saving the world
Newsweek
Diaper Company Tells Customers to 'Make More Babies'
Washington Examiner
Anti-abortion diaper compan
using Elon Musk quote for Times Square ad campaign
FOX BUSINESS
Elon Musk quoted by pro-life diaper company in new Times Square ad: 'Having children is saving the world'
EveryLife
@everylife
We started this company with a simple mission: to provide premium products for every baby. Because every baby is a miracle from God who deserves to be loved, protected, and supported.
Join our movement today at EveryLife.com
5:48 AM · Jul 13, 2023 · 1.3M Views
everylife
NATIONAL CATHOLIC REGISTER
Pro-Life Diaper Company Takes Over Times Square with Billboard Ad Campaign
DAILY CALLER
SEIFERT: To Save Humanity, Make More Babies

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Draft | For discussion purposes only | Strictly private and confidential. 12

PublicSquare


everylife
32
everylife
everylife

EveryLife expands product offering to families with premium baby washes and lotions.

EveryLife's diaper offering expands into training pants for toddlers.

July 2023

August 2024

Oct. 2024

EveryLife launches flagship diaper and wipe products. Becomes the fastest growing diaper brand in modern history.


everylife
Baby 2-in-1
everylife
Baby 2-in-1
everylife
Baby Lotion
everylife
Baby Lotion



© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Draft | For discussion purposes only | Strictly private and confidential. 13

Parents LOVE 80+% become return customers, and they love to tell their friends. Draft | For discussion purposes only | Strictly private and confidential. 14 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

A feminine hygiene product line that celebrates femininity without compromise. Coming in 2H2024 Draft | For discussion purposes only | Strictly private and confidential. 15 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

The all - in - one SaaS tool for America’s small businesses, brought to you by PublicSquare. Everything you need to operate your business without the political pressure. Draft | For discussion purposes only | Strictly private and confidential. 16 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Viral Moment Masters Draft | For discussion purposes only | Strictly private and confidential. 17 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Through unparalleled earned media access, a vast influencer network, and over one thousand volunteer ambassadors, PublicSquare has taken the parallel economy from main street to mainstream.

The Future of PublicSquare is Strong Tech - forward platform Low customer acquisition cost via multiple channels and owned data Highly experienced team in payments, financing, commerce, marketing and consumer influence Protecting merchants and consumers from cancellation Building and owning the infrastructure of the parallel economy Draft | For Discussion Purposes Only | Strictly Private and Confidential 18 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Thank Y ou Draft | For Discussion Purposes Only | Strictly Private and Confidential 19 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Appendix Search. Share. Shop.

Credova Customers By the Numbers Credit Score Data from Credova, December 2023 2.8 million Unique Applicants on the Credova Platform 668 Average Credit Score 92% December transactions with Shooting Sports Retailers $1,081 Average Contract Value Average Contract Value (ACV) Percentage of Origination Sub Prime (<600) Near Prime (600 - 699) Prime (700+) Sub Prime (<600) $753 Near Prime (600 - 699) $1,076 Prime (700+) $1,381 14% 44% 42% $305 million Financed To Date Draft | For Discussion Purposes Only | Strictly Private and Confidential 21 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. 1. Since Credova Inception date of 12/01/2018

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Draft | For discussion purposes only | Strictly private and confidential. 22 Adjusted EBITDA is defined as earnings (loss) from operations less depreciation and amortization, share based compensation and transaction costs. Earnings (loss) from operations excludes interest, interest expense, (gain) loss on sale of equipment, change in fair value of financial instruments and other expenses. The Company believes that Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses. Segment performance, as defined by the Company, is not necessarily comparable to other similarly titled captions of other companies. Non - GAAP Reconciliation Adjusted EBITDA

Net Revenues: Draft | For Discussion Purposes Only | Strictly Private and Confidential 23 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Adjusted EBITDA: Draft | For Discussion Purposes Only | Strictly Private and Confidential 24 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.